Investor Contact:

Emma Jo Kauffman

(615) 855-5525

DOLLAR GENERAL TO PRESENT AT

JPMORGAN CONSUMER AND RETAIL HOLIDAY CONFERENCE

GOODLETTSVILLE, Tenn. – November 23, 2005 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the JPMorgan Consumer and Retail Holiday Conference on Tuesday, November 29, beginning at 10:00 a.m. EST.  A webcast of this presentation and supporting slides can be accessed live through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”  The webcast will be available through December 13, 2005.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,821 neighborhood stores as of October 28, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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